EXHIBIT 10.1

                              CONSULTING AGREEMENT

         This agreement is entered into by Gerald Eicke, hereinafter referred to "Consultant", and NeoMedia Technologies, hereinafter referred to as "NeoMedia", and sets forth the terms and conditions for services to be rendered by Consultant on behalf of NeoMedia.


SERVICES OF THE CONSULTANT

         Gerald Eicke will serve as your consultant to advise and assist you on the formulation and implementation of management directives.

         These services include, but are not be limited to, the following:

         o  Assistance in connection with potential acquisition transactions.

         o  Advice  concerning the  formulation  and  implementation  of various
            management   programs   intended  to  achieve   targeted   corporate
            objectives.

TIMING, FEES AND EXPENSES

         1. Consultant will commence its work with NeoMedia immediately. For the consulting services provided during the term of the engagement, Consultant charges a one time up front fee of 2 million options at an exercise price of $.01 per option (the "Option Fee"), and 4,000,000 shares of registered stock, (the "Stock Fee") at a 0 cost basis collectively representing the "Consulting Fee". The consulting services will be for a period of 1 year. If NeoMedia desires to terminate the services of the Consultant prior to the expiration of this agreement, the Consulatnt will be entitled to retain the entire consulting fee and no proration of this fee will be made.

         2. NeoMedia will issue to Gerald Eicke within two business days of signing the consulting agreement the 2 million options and within 10 business days of signing the consulting agreement issue to Gerald Eicke 4,000,000 shares of registered stock.

         3. Travel expenses. All of Consultant's travel, lodging, meals and airfare incurred on NeoMedia's behalf, over $250, shall be pre-approved. Airfare shall be pre-paid directly by NeoMedia (rather than paid by, and subsequently reimbursed to Consultant).

         o  All remittances will be made to Gerald Eicke.

ADDITIONAL TERMS

         This Agreement will commence with your signing this Agreement, and will continue for a period of 365 days.

         1. Consultant's relationship with NeoMedia shall be that of an independent contractor and not that of an employee. Consultant will not be eligible for any employee benefits, nor will NeoMedia make deductions from the consulting fees for taxes, insurance, bonds or any other subscription of any kind, which shall be Consultant's sole responsibility. Consultant will use its best efforts in performing the services under this Agreement, within the scope of work specified in this Agreement. The Consultant may use contractors or other third parties of Consultant's choice to assist in rendering such services.

         2. Confidentiality and non-disclosure. NeoMedia, their officers, directors, employees and/or agents, understand that Consultant considers its investors, source firms and compensation arrangements to be confidential and proprietary, and agrees not to disclose any such information to any person or firm outside of NeoMedia without prior written consent from Consultant, except as required by law. NeoMedia's obligations under this paragraph shall survive termination of this Agreement for a period of 24 months.


                                 EXHIBIT 10.1-1

         3. Consultant shall keep in confidence and shall not disclose or make available to third parties or make any use of any information or documents relating to the products, methods of manufacture, trade secrets, processes, business or affairs or confidential or proprietary information of NeoMedia (other than information in the public domain through no fault of Consultant), except with the prior written consent of NeoMedia. Upon termination of this Agreement Consultant will, upon request by NeoMedia, return all documents, and other materials related to the services provided hereunder furnished to Consultant by NeoMedia. Consultant's obligations under this paragraph shall survive termination of this Agreement.

         4. Consultant and NeoMedia further agree to indemnify and hold each other harmless from and against any and all losses, claims or damages, including any legal or other expenses reasonably incurred, in connection with defending against any litigation, whether commenced or threatened, to which either NeoMedia or Consultant may become subject under any statute, caused by, or arising out of any service under this Agreement; provided, however, that neither party shall be liable in any such case to the extent that any loss or damage is found to have resulted from the other party's gross negligence, intentional misrepresentation or violation of any statute or regulation.

         5. In the event that any controversy or claim arises out of this Agreement, the parties hereto shall negotiate in good faith to resolve such controversy or claim. If such controversy or claim cannot be settled by the parties through negotiation, such controversy or claim shall be settled by binding arbitration. During the arbitration, both parties shall continue to perform their obligations under this Agreement unless the Agreement has been terminated. In addition to any other recovery, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs thereby incurred.

         6. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby. Further, a waiver of the non-performance of any provision of this Agreement must be in writing and shall apply only to the particular non-performance involved and shall not constitute an amendment, change or modification of this Agreement or apply to any other performance requirement.

         7.  This  agreement shall inure to the benefit of and be binding on the
respective  parties  hereto  and  the  respective   executors,   administrators,
successors and assigns.

         8. If accepted by NeoMedia and Consultant below, this Agreement shall constitute a binding agreement between NeoMedia and Consultant. This Agreement reflects the entire agreement between NeoMedia and Consultant, and the terms herein shall not be modified except by a written amendment signed by the parties hereto. The signatories below acknowledge that they have the necessary authority of their respective parties, including board approval, if required, to enter into this Agreement.

         9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         10. The Consultant is not a registered broker and will not provide the services of a broker. If it is necessary to utilize the services of a registered broker, any fees and/or costs of such a broker shall be borne by NeoMedia.

                                            AGREED AND ACCEPTED:

GERALD EICKE                                NEOMEDIA TECHNOLOGIES

Signature:    /S/ GERALD EICKE              Signature:  /S/ CHARLES T. JENSEN
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Title:                                      Title:      President & COO
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Date:         11/25/02                      Date:       11/21/02
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                                 EXHIBIT 10.1-2